Filed Pursuant to Rule 424(b)(5)
Registration No. 333-179080

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Ordinary shares, nominal value $0.0001 per share, issuable upon exercise of warrants(1)	713,123	$46.39	$33,081,776.00	$3,791.18

(1)	The ordinary shares being registered hereunder are issuable upon the exercise of warrants that were originally issued by Jazz Pharmaceuticals, Inc. (“JPI”) pursuant to a prospectus dated June 19, 2008 and a related prospectus supplement dated July 15, 2008, which such warrants were converted into warrants to acquire the number of the registrant’s ordinary shares equal to the number of shares of JPI common stock subject to such warrants immediately prior to the effective time of the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011, as amended, by and among the registrant, JPI, Jaguar Merger Sub Inc. and Seamus Mulligan, solely in his capacity as indemnitors’ representative.
(2)	Pursuant to Rule 416 under the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s ordinary shares as reported on The NASDAQ Global Select Market on January 18, 2012.
(4)	The registration fee is calculated and paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-179080) filed by the Registrant on January 19, 2012.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 19, 2012)

713,123 Ordinary Shares

This prospectus relates to the offer and sale by us of 713,123 of our ordinary shares that are issuable upon the exercise of warrants. The warrants were originally issued by Jazz Pharmaceuticals, Inc., or JPI, on July 21, 2008 pursuant to a prospectus dated June 19, 2008 and a related prospectus supplement dated July 15, 2008, and were subsequently converted into warrants to purchase our ordinary shares as described in this prospectus supplement. The warrants are exercisable for cash at an exercise price of $7.37 per ordinary share at any time up to July 21, 2014. We will receive the proceeds from exercises of the warrants.

As more fully described below under “Prospectus Supplement Summary—Jazz Pharmaceuticals plc” on page S-1 of this prospectus supplement, on January 18, 2012, the merger contemplated by the agreement and plan of merger and reorganization that we entered into with JPI and certain other parties on September 19, 2011 was consummated, as a result of which JPI became our wholly-owned subsidiary. In connection with the merger, we were re-named Jazz Pharmaceuticals plc, and the stockholders of JPI became our shareholders. We are considered the successor to JPI for certain purposes under both the Securities Act of 1933, as amended, or the Securities Act, and Securities Exchange Act of 1934, as amended, or the Exchange Act. At the effective time of the merger, among other things, each outstanding and unexercised warrant to purchase JPI common stock was converted into a warrant acquire the number of our ordinary shares equal to the number of shares of JPI common stock subject to such warrant immediately prior to the effective time of the merger, at an exercise price per ordinary share equal to the exercise price per share of JPI common stock otherwise purchasable under such warrant.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “JAZZ.” On January 18, 2012, the last reported sale price of our ordinary shares on The NASDAQ Global Select Market was $47.34.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 19, 2012.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that Jazz Pharmaceuticals plc filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, among other transactions, we may offer and sell the ordinary shares described in this prospectus supplement from time to time upon the exercise of warrants originally issued by JPI on July 21, 2008 and subsequently converted into warrants to purchase our ordinary shares as described in this prospectus supplement.

This prospectus supplement describes the terms of the offering of our ordinary shares upon exercise of the warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, dated January 19, 2012, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, in their entirety before making an investment decision.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than its respective date, regardless of when this prospectus supplement and the accompanying prospectus is delivered, or when any sale of our ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

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This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

References in this prospectus supplement to “Jazz Pharmaceuticals,” “we,” “us” and “our” refer to Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland, and its subsidiaries, including JPI, unless the context indicates otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our ordinary shares incorporated by reference herein under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus, as well as the financial statements and related notes, pro forma financial information, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Jazz Pharmaceuticals plc

Overview

We are a specialty biopharmaceutical company focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs in focused therapeutic areas. Our marketed products include Xyrem (sodium oxybate), which is the only product approved by the United States Food and Drug Administration, or FDA, for the treatment of both cataplexy and excessive daytime sleepiness in patients with narcolepsy; our psychiatry products, FazaClo (clozapine, USP) LD and FazaClo HD, orally disintegrating clozapine tablets indicated for treatment resistant schizophrenia, Luvox CR (fluvoxamine maleate) marketed for the treatment of obsessive compulsive disorder; Prialt (ziconotide intrathecal injection), the only non-opioid intrathecal analgesic indicated for refractory severe chronic pain; and a portfolio of women’s health and other products led by Elestrin, a clear fast-drying estradiol gel indicated for the treatment of moderate to severe vasomotor symptoms associated with menopause.

Recent Developments

On January 18, 2012, we and JPI consummated the merger contemplated by the agreement and plan of merger and reorganization, or the merger agreement, we entered into with JPI and certain other parties on September 19, 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of JPI, with JPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of JPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Immediately after giving effect to the issuance of our ordinary shares to the former JPI stockholders in the merger, approximately 56,197,577 of our ordinary shares were outstanding, of which approximately 78% were held by the former JPI stockholders. The remaining 22% of our ordinary shares outstanding immediately after giving effect to the merger were held by persons and entities who acquired our ordinary shares prior to the merger. Our ordinary shares trade on the same exchange, The NASDAQ Global Select Market, and under the trading symbol, “JAZZ”, that the shares of JPI common stock traded on and under prior to the merger.

JPI is deemed to be the acquiring company for accounting purposes and the transaction is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of JPI became our historical financial statements. We are also considered to be the successor to JPI for certain purposes under both the Securities Act and the Exchange Act, and certain of JPI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Azur Pharma Public Limited Company, or Azur Pharma. The historical financial statements for Azur Pharma for the years ended December 31, 2010, 2009 and 2008 and for the nine months ended September 30, 2011 and 2010, and pro forma financial information related to the merger, are incorporated by reference in this prospectus from JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011. See “Where You Can Find More Information” beginning on page 6 of the accompanying prospectus. A description of the historic business of Azur Pharma prior to the merger is included beginning on page 2 of the accompanying prospectus.

Corporate Information

We are a public limited company formed under the laws of Ireland (registered number 399192) in March 2005. We were originally formed as a private limited liability company under the name Azur Pharma Limited and were subsequently re-registered as a public limited company under the name Azur Pharma Public Limited Company in

October 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of and successor to JPI. Our principal executive offices are located at 45 Fitzwilliam Square, Dublin 2, Ireland. Our telephone number is 011-353-1-634-4183. Our website address is www.jazzpharmaceuticals.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

The Offering

This offering involves the offer and sale by us of up to 713,123 of our ordinary shares upon the exercise of warrants originally issued by JPI on July 21, 2008. At the effective time of the merger, each of these warrants was converted into a warrant acquire the number of our ordinary shares equal to the number of shares of JPI common stock subject to such warrant immediately prior to the effective time of the merger, at an exercise price per ordinary share equal to the exercise price per share of JPI common stock otherwise purchasable under such warrant. The warrants are exercisable at an exercise price of $7.37 per ordinary share, subject to any adjustment pursuant to the terms of the warrants, at any time up to July 21, 2014.

The warrants, as converted in the merger, are subject to substantially the same terms and conditions as were applicable under the warrants prior to their conversion in the merger, subject only to modifications required by our memorandum and articles of association or applicable Irish law. Upon exercise of the warrants, the holders of the warrants would pay us the exercise price per share of common stock in cash, or an aggregate of approximately $5.3 million if the warrants are exercised in full. The proceeds to us of such warrant exercises, if any, are expected to be used for working capital and general corporate purposes.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and other benefits, including tax, financial and strategic benefits, of the merger to us and our shareholders;

•	future sales of Xyrem and our other products;

•	our ability to obtain adequate clinical and commercial supplies of our product candidates and products from current and new single source suppliers and manufacturers;

•	our ability to protect our intellectual property and defend our patents; and

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information” in the accompanying prospectus and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Upon exercise of the warrants described in this prospectus supplement, which must be exercised for cash, the holders of such warrants would pay us an exercise price of $7.37 per ordinary share, subject to any adjustment pursuant to the terms of the warrants, or an aggregate of approximately $5.3 million if the warrants are exercised in full. The proceeds to us of such warrant exercises, if any, are expected to be used for working capital and general corporate purposes.

PLAN OF DISTRIBUTION

The ordinary shares referenced on the cover page of this prospectus supplement will be offered solely by us and will be issued and sold upon the exercise of the warrants described in this prospectus supplement, which warrants were originally issued by JPI on July 21, 2008 and converted into warrants to purchase our ordinary shares at the effective time of the merger. For the holders of warrants to exercise the warrants, which must be exercised for cash, the issuance of the ordinary shares upon exercise must either be registered under the Securities Act or exempt from registration.

We will pay all expenses incident to the registration of the issuance and sale of the ordinary shares issuable upon exercise of the warrants. We will also pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of any ordinary shares purchased upon exercise of a warrant. However, we are not required under the terms of a warrant to pay any tax which may be payable in respect of any transfer involved in the issuance, delivery or registration of any ordinary shares in a name other than that of the holder of such warrant. Each warrant holder is responsible for all other tax liability that may arise as a result of receiving ordinary shares upon exercise of a warrant, including any tax liability that may become payable in respect of transfers of ordinary shares by a warrant holder following the exercise of a warrant.

Our ordinary shares are listed on the NASDAQ Global Select Market under the trading symbol “JAZZ.”

VALIDITY OF SHARE CAPITAL

The validity of the ordinary shares being offered by means of this prospectus supplement and the accompanying prospectus has been passed upon by A&L Goodbody, Dublin, Ireland.

PROSPECTUS

Ordinary Shares

From time to time, we or selling shareholders may offer and sell our ordinary shares in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our ordinary shares. The specific terms and any other information relating to a specific offering, including the names of any selling shareholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

We and any selling shareholders may offer and sell our ordinary shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales of our ordinary shares will be set forth in the applicable prospectus supplement.

We are considered the successor to Jazz Pharmaceuticals, Inc., or JPI, for certain purposes under both the Securities Act of 1933, as amended, or the Securities Act, and Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “JAZZ.” On January 18, 2012, the last reported sale price of our ordinary shares on The NASDAQ Global Select Market was $47.34.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 19, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. By using a shelf registration statement, we and any selling shareholders may offer and sell our ordinary shares from time to time in one or more offerings. No limit exists on the aggregate number of shares of ordinary shares that we and any selling shareholders may sell pursuant to the registration statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering is accurate as of any date other than its respective date, regardless of when this prospectus, any prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering is delivered, or when any sale of our ordinary shares occurs. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or the applicable prospectus supplement are the property of their respective owners.

We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our ordinary shares being offered.

References in this prospectus to “Jazz Pharmaceuticals,” “we,” “us” and “our” refer to Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland, and its subsidiaries, including JPI, unless the context indicates otherwise.

This prospectus may not be used to consummate a sale of our ordinary shares unless accompanied by a prospectus supplement.

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ABOUT JAZZ PHARMACEUTICALS PLC

Overview

We are a specialty biopharmaceutical company focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs in focused therapeutic areas. Our marketed products include Xyrem (sodium oxybate), which is the only product approved by the United States Food and Drug Administration, or FDA, for the treatment of both cataplexy and excessive daytime sleepiness in patients with narcolepsy; our psychiatry products, FazaClo (clozapine, USP) LD and FazaClo HD, orally disintegrating clozapine tablets indicated for treatment resistant schizophrenia, Luvox CR (fluvoxamine maleate) marketed for the treatment of obsessive compulsive disorder; Prialt (ziconotide intrathecal injection), the only non-opioid intrathecal analgesic indicated for refractory severe chronic pain; and a portfolio of women’s health and other products led by Elestrin, a clear fast-drying estradiol gel indicated for the treatment of moderate to severe vasomotor symptoms associated with menopause.

Recent Developments

On January 18, 2012, we and JPI consummated the merger contemplated by the agreement and plan of merger and reorganization, or the merger agreement, we entered into with JPI and certain other parties on September 19, 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of JPI, with JPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of JPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Immediately after giving effect to the issuance of our ordinary shares to the former JPI stockholders in the merger, approximately 56,197,577 of our ordinary shares were outstanding, of which approximately 78% were held by the former JPI stockholders. The remaining 22% of our ordinary shares outstanding immediately after giving effect to the merger were held by persons and entities who acquired our ordinary shares prior to the merger. Our ordinary shares trade on the same exchange, The NASDAQ Global Select Market, and under the trading symbol, “JAZZ”, that the shares of JPI common stock traded on and under prior to the merger.

JPI is deemed to be the acquiring company for accounting purposes and the transaction is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of JPI became our historical financial statements. We are also considered to be the successor to JPI for certain purposes under both the Securities Act and the Exchange Act, and certain of JPI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Azur Pharma Public Limited Company, or Azur Pharma. The historical financial statements for Azur Pharma for the years ended December 31, 2010, 2009 and 2008 and for the nine months ended September 30, 2011 and 2010, and pro forma financial information related to the merger, are incorporated by reference in this prospectus from JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011. See “Where You Can Find More Information.” A brief description of the historic business of Azur Pharma prior to the merger is set forth below. More information about the historic business of Azur Pharma can be found in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011.

Historic Business of JPI

JPI’s specialty pharmaceutical business focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs. JPI’s marketed products, which will continue to be marketed by the combined company, are Xyrem and Luvox CR. JPI promotes these products in the United States through its experienced specialty sales force targeting sleep specialists, neurologists, pulmonologists and psychiatrists. More information about the historic business of JPI can be found in JPI’s annual and quarterly reports that are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Historic Business of Azur Pharma

Overview

Azur Pharma’s specialty pharmaceutical business focused on therapeutic products for the central nervous system, or CNS, and women’s health areas. Azur Pharma’s portfolio of products are promoted and sold in the United States. Azur Pharma’s lead marketed products, which will continue to be marketed by the combined company, are Prialt and FazaClo LD and HD. Azur Pharma also markets several women’s health products, consisting of Elestrin and Azur Pharma’s prenatal vitamins brands, Natelle and Gesticare. In addition, Azur Pharma sells a portfolio of non-promoted products including Gastrocrom, Urelle, Niravam and Parcopa. Azur Pharma’s product candidates include an oral suspension formulation of clozapine, Clozapine OS, and a once daily formulation of clozapine, Clozapine QD.

Lead Marketed Products

Prialt (ziconotide) intrathecal infusion

Prialt is an intrathecal infusion of ziconotide, approved by the FDA in December 2004 for the management of severe chronic pain in patients for whom intrathecal therapy is warranted, and who are intolerant of or refractory to other treatment, such as systemic analgesics, adjunctive therapies or intrathecal morphine. Intrathecal therapy is the delivery of the drug into the intrathecal space in the spine through an infusion system comprised of a programmable infusion pump and catheter. Ziconotide is a synthetic neuroactive peptide known as conotoxin and is the synthetic equivalent of a naturally-occurring conopeptide found in the piscivorous marine snail, Conus Magnus. Ziconotide is thought to inhibit pain signals transmitted via N-type calcium channels, most densely located in the dorsal horn of the spinal chord. Prialt is the only FDA-approved non-opioid intrathecal analgesic. Prialt is approved for use with Medtronic Inc’s SynchroMed EL and SynchroMed II programmable implantable pumps. In May 2010, Azur Pharma acquired the worldwide rights (excluding Europe) to Prialt from Elan Pharmaceuticals, Inc., or Elan, excluding those territories licensed by Elan to Eisai Co. Limited, which consist of 34 countries outside of the United States, mainly in Europe.

FazaClo LD (clozapine, USP) Orally Disintegrating Tablet and FazaClo HD (clozapine, USP) Orally Disintegrating Tablet

Azur Pharma markets FazaClo LD and FazaClo HD, which are orally disintegrating tablet formulations of clozapine, indicated for the management of severely ill schizophrenic patients who fail to respond adequately to standard drug treatment for schizophrenia and for reducing the risk of recurrent suicidal behavior in patients with schizophrenia or schizoaffective disorder who are judged to be at chronic risk for re-experiencing suicidal behavior, based on history and recent clinical state. FazaClo LD, comprising the original three lower strength presentations, was approved by the FDA in February 2004 with respect to the 25mg and 100mg tablet strengths and in May 2007 for the 12.5mg tablet strength. Azur Pharma initiated development of FazaClo HD, 150 mg and 200 mg dosage strengths, in late 2008. FazaClo HD received FDA approval in July 2010 and was launched in September 2010. FazaClo LD and FazaClo HD incorporate CIMA Labs Inc.’s DuraSolv orally disintegrating tablet technology, which enables the products to dissolve without the need to chew or to swallow with water and are currently the only orally disintegrating tablet formulations of clozapine available in the United States. In August 2007, Azur Pharma acquired the rights to FazaClo from Avanir Pharmaceuticals, Inc.

Other Products

Azur Pharma’s other products include:

•	Elestrin (estradiol gel 0.06%), indicated for the treatment of moderate to severe vasomotor symptoms (hot flashes and night sweats) associated with menopause;

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Gastrocrom (cromolyn sodium) oral concentrate, indicated for the management of patients with mastocytosis, providing relief of associated symptoms such as diarrhea, flushing, headaches, vomiting, urticaria, abdominal pain, nausea and itching;

•	Natelle and Gesticare prescription prenatal vitamins franchises, used for improving the nutritional status of women through pregnancy and in the postnatal period;

•	Urelle, indicated for the treatment of symptoms of irritative voiding and for the relief of local symptoms, such as inflammation, hypermotility and pain that accompany lower urinary tract infections;

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Niravam (orally disintegrating tablet presentation of alprazolam), indicated for the management of anxiety disorder or the short-term relief of symptoms of anxiety and also indicated for the treatment of panic disorder, with or without agoraphobia; and

•	Parcopa (orally disintegrating tablet presentation of carbidopa/levodopa), indicated for the treatment of symptoms associated with idiopathic Parkinson’s disease.

Development Pipeline

Azur Pharma has a number of product candidates in various stages of clinical development, which will remain under development by the combined company, including Clozapine OS and Clozapine QD.

Clozapine OS is an oral suspension formulation of clozapine currently approved and marketed by other companies in Europe and in other territories outside of the U.S. Azur Pharma licensed U.S. rights for the product from Douglas Pharmaceuticals America Limited in February 2010.

Clozapine QD is expected to provide the benefits of once-daily dosing of clozapine. This formulation is designed to enable faster titration to therapeutic effect relative to existing immediate release formulations of clozapine.

Corporate Information

We are a public limited company formed under the laws of Ireland (registered number 399192) in March 2005. We were originally formed as a private limited liability company under the name Azur Pharma Limited and were subsequently re-registered as a public limited company under the name Azur Pharma Public Limited Company in October 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of and successor to JPI. Our principal executive offices are located at 45 Fitzwilliam Square, Dublin 2, Ireland. Our telephone number is 011-353-1-634-4183. Our website address is www.jazzpharmaceuticals.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors identified in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, as well as under the section entitled “Risk Factors” contained in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC after the date of this prospectus, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our ordinary shares. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and other benefits, including tax, financial and strategic benefits, of the merger to us and our shareholders;

•	future sales of Xyrem and our other products;

•	our ability to obtain adequate clinical and commercial supplies of our product candidates and products from current and new single source suppliers and manufacturers;

•	our ability to protect our intellectual property and defend our patents; and

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we have authorized for use in connection with a specific offering, in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus, and in under similar headings in our future reports that we file with the SEC and that are incorporated by reference in this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from our sale of our ordinary shares for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and product candidates that are complementary to our own. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any of the proceeds from sales of our ordinary shares by selling shareholders, if any, pursuant to this prospectus.

SELLING SHAREHOLDERS

If the registration statement of which this prospectus is a part is used by any selling shareholder for the resale of any ordinary shares registered thereunder, information about such selling shareholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference in this prospectus or the applicable prospectus supplement.

VALIDITY OF SHARE CAPITAL

Unless otherwise stated in the applicable prospectus supplement, the validity of the ordinary shares being offered hereby will be passed upon by A&L Goodbody, Dublin, Ireland.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of JPI included in its annual report on Form 10-K for the year ended December 31, 2010, and the effectiveness of JPI’s internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. JPI’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Azur Pharma and subsidiaries as of December 31, 2010 and December 31, 2009, and for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference into this prospectus and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a public limited company formed under the laws of Ireland, and certain of our officers and directors are or may in the future be residents outside the United States. All or a substantial portion of our assets or the assets of such non-resident persons may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or us, or to enforce against such persons or us in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by counsel that there is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Consequently, it may be difficult for investors to enforce against us, our directors or our officers in Ireland judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we or JPI have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we or JPI filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we and JPI have filed with the SEC (Commission File No. 001-33500):

•	JPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 8, 2011;

•

the information specifically incorporated by reference into JPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 from JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on April 12, 2011;

•	JPI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 9, 2011, August 3, 2011 and November 8, 2011, respectively;

•

JPI’s Current Reports on Form 8-K filed with the SEC on January 7, 2011, February 11, 2011, March 9, 2011, March 28, 2011, April 19, 2011, May 25, 2011, September 19, 2011, October 28, 2011, November 10, 2011, December 12, 2011 and January 13, 2012;

•	the information under the section entitled “Risk Factors” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the audited consolidated financial statements of Azur Pharma, including the consolidated balance sheets of Azur Pharma and subsidiaries as of December 31, 2010 and 2009, and the related audited consolidated income statements and audited consolidated statements of comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2010, the notes related thereto and the report of KPMG, independent registered public accounting firm, included on pages F-1 to F-33 of JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the unaudited interim condensed consolidated financial statements of Azur Pharma, including the unaudited interim condensed consolidated balance sheets of Azur Pharma and subsidiaries as of September 30, 2011 and the unaudited interim condensed consolidated income statements and unaudited interim condensed consolidated statements of comprehensive income, cash flows, and changes in shareholders’ equity for the nine month periods ended September 30, 2011 and 2010, and the notes related thereto, included on pages F-34 to F-50 of JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010, and the notes and other information related thereto included under the section entitled “Unaudited Pro Forma Combined Financial Data” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the comparative historical and unaudited pro forma per share data and the other information related thereto included under the section entitled “Comparative Historical and Unaudited Pro Forma Per Share Data” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011; and

•

our Current Report on Form 8-K filed with the SEC on January 18, 2012 (which evidences the registration of our ordinary shares under Section 12(b) of the Exchange Act and includes therein a description of our ordinary shares).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us or on behalf of JPI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we or JPI previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Jazz Pharmaceuticals plc

Attn: Investor Relations

c/o Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, California 94304

Telephone: +1 (650) 496-3777